Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.,

an Ohio Corporation

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of incorporation or organization.

Worthington Industries Incorporated	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Industries Leasing, LLC	Ohio
Enterprise Protection Insurance Company	Vermont
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
Dietrich Industries, Inc.	Pennsylvania
Dietrich Ventures, LLC	Delaware
Dietrich Design Group, Inc.	Pennsylvania
Dietrich Design Group Ltd.	Canada
Vinyl Corp.	Florida
WD Ventures, Inc.	Delaware
Dietrich Construction Group Companies, LLC	Ohio
Dietrich Building Systems, Inc.	Ohio
Di Tai Light Steel Building Systems Consulting (Shanghai) Co. Ltd.	China
Dietrich Residential Construction, LLC	Delaware
Dietrich Residential Construction, Inc.	Ohio
DII NLC Acquisition Corp.	Ohio
DII NLC Wood Company	Ohio
The Gerstenslager Company	Michigan
Gerstenslager Co.	Ohio
Production Fit of America, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Buckeye Energy Company, Inc.	Ohio
Buckeye International Development, Inc.	Ohio
WI Products, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Industries of Canada, Inc.	Canada
Dietrich Metal Framing Canada, Inc.	Canada
Worthington Cylinders of Canada Corp.	Canada
Worthington Cylinders GmbH	Austria
Worthington Cylinders, a.s.	Czech Republic
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
Worthington Taylor, Inc.	Michigan
The Worthington Steel Company	Delaware
Worthington Steelpac Systems, LLC	Delaware
Worthington Techs II, Inc.	Delaware
The Worthington Steel Company	North Carolina

E-8

The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
Worthington Steel Company of Kentucky, LLC	Kentucky
VCS/WOR, Inc.	Ohio
B. Alloy Corporation	Delaware
Worthington Precision Steel, Inc.	Ohio
Worthington Steel Company of Decatur, L.L.C.	Alabama
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
The Worthington Steel Company of Decatur, Inc.	Michigan

Joint Ventures
Aegis Metal Framing, LLC (1)	Delaware
Dietrich/NOVA, LLC (2)	Delaware
Spartan Steel Coating, LLC (3)	Michigan
TWB Company, LLC (4)	Michigan
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
TWB of Indiana, Inc.	Indiana
Viking & Worthington Steel Enterprise, LLC (5)	Ohio
Worthington Armstrong Venture (WAVE) (6)	Delaware
Worthington Specialty Processing (WSP) (7)	Michigan

(1)	Unconsolidated joint venture with 60% owned by WD Ventures, Inc. and 40% owned by MiTek Industries, Inc.

(2)	Unconsolidated joint venture with 50% owned by Dietrich Ventures, LLC and 50% owned by NOVA Chemicals Construction Products Inc.

(3)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by Severstal North America, Inc.

(4)	Unconsolidated joint venture with 50% owned by Worthington Steel of Michigan, Inc. and 50% owned by ThyssenKrupp Steel North America, Inc..

(5)	Unconsolidated joint venture with 49% owned by VCS/WOR, Inc. (Ohio) and 51% owned by Bainbridge Steel, LLC.

(6)	Unconsolidated joint venture with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong World Industries, Inc.

(7)	Unconsolidated general partnership owned 50% by Worthington Steel of Michigan, Inc. and 50% by U.S. Steel Corporation.

E-9